Exhibit 31.2

CERTIFICATION

Pursuant to 18 United States Code Section 1350

The Undersigned hereby certifies that to her knowledge the annual report of Stellar Pharmaceuticals Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 30, 2007	By:	/s/Janice M. Clarke
Janice M. Clarke
Chief Financial Officer